UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2016

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36609	36-2723087
(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2016, the Board of Directors (the “Board”) of Northern Trust Corporation (the “Corporation”) elected Michael G. O’Grady to serve as President of the Corporation, effective January 1, 2017. Mr. O’Grady will assume the role of President from Frederick H. Waddell, who will continue to serve as Chairman and Chief Executive Officer of the Corporation. Mr. O’Grady also was elected to the Board of Directors of the Corporation, effective January 1, 2017.

Mr. O’Grady, age 51, will retain his current responsibilities as President, Corporate & Institutional Services of the Corporation. Mr. O’Grady will serve in such officer roles for the term provided in the Corporation’s By-laws.

A copy of the Corporation’s press release announcing the events described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Northern Trust Corporation, dated November 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: November 15, 2016	By:	/s/ Stephanie S. Greisch
Stephanie S. Greisch Corporate Secretary